                                                                   EXHIBIT 10.16










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                           MEGO MORTGAGE CORPORATION


                                CREDIT AGREEMENT


                           Dated as of June 28, 1996


                    THE FIRST NATIONAL BANK OF BOSTON, Agent


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

                               TABLE OF CONTENTS

                                                                                    Page



 1.      Definitions; Certain Rules of Construction.................................  1
         1.1.    "Affiliate"........................................................  1
         1.2.    "Agent"............................................................  1
         1.3.    "Agreement"........................................................  1
         1.4.    "Applicable Rate"..................................................  1
         1.5.    "Assignee".........................................................  2
         1.6.    "Assignment and Acceptance"........................................  2
         1.7.    "Atlantic Agreement"...............................................  2
         1.8.    "Bank of Boston"...................................................  2
         1.9.    "Banking Day"......................................................  2
         1.10.   "Bankruptcy Code"..................................................  2
         1.11.   "Bankruptcy Default"...............................................  2
         1.12.   "Base Rate"........................................................  2
         1.13.   "Borrowing Base"...................................................  2
         1.14.   "Boston Agreement".................................................  3
         1.15.   "Boston Office"....................................................  3
         1.16.   "By-laws"..........................................................  3
         1.17.   "Capitalized Lease"................................................  3
         1.18.   "Capitalized Lease Obligations"....................................  3
         1.19.   "Cash Equivalents".................................................  3
         1.20.   "Charter"..........................................................  4
         1.21.   "Class R Certificates".............................................  4
         1.22.   "Class S Certificates".............................................  4
         1.23.   "Closing Date".....................................................  4
         1.24.   "Collection Accounts"..............................................  4
         1.25.   "Code".............................................................  4
         1.26.   "Commitment".......................................................  4
         1.27.   "Company"..........................................................  4
         1.28.   "Computation Covenants"............................................  4
         1.29.   "Consolidated".....................................................  4
         1.30.   "Consolidated Net Income"..........................................  5
         1.31.   "Consolidated Pro Forma Debt Service"..............................  5
         1.32.   "Consolidated Tangible Net Worth"..................................  6
         1.34.   "Conversion Date"..................................................  6
         1.35.   "Credit Documents".................................................  6
         1.36.   "Credit Obligations"...............................................  7
         1.37.   "Credit Participant"...............................................  7
         1.38.   "Credit Security"..................................................  7

         1.39.   "Default"..........................................................  7
         1.40.   "Demand Loan"......................................................  7
         1.41.   "Distribution".....................................................  7
         1.42.   "Distributable Excess Spread"......................................  8
         1.43.   "Distribution Date"................................................  8
         1.44.   "ERISA"............................................................  8
         1.45.   "ERISA Group Person"...............................................  8
         1.46.   "Eurodollars"......................................................  9
         1.47.   "Eurodollar Basic Rate"............................................  9
         1.48.   "Eurodollar Interest Period".......................................  9
         1.49.   "Eurodollar Office"................................................  9
         1.50.   "Eurodollar Pricing Options".......................................  9
         1.51.   "Eurodollar Rate"..................................................  9
         1.52.   "Eurodollar Reserve Rate".......................................... 10
         1.53.   "Event of Default"................................................. 10
         1.54.   "Excess Servicing Rights".......................................... 10
         1.55.   "Exchange Act"..................................................... 10
         1.56.   "Federal Funds Rate"............................................... 10
         1.57.   "Fee Letter"....................................................... 10
         1.58.   "Final Maturity Date".............................................. 10
         1.59.   "Financial Officer"................................................ 10
         1.60.   "Financing Debt"................................................... 11
         1.61.   "Funding Liability"................................................ 11
         1.62.   "GAAP"............................................................. 11
         1.63.   "Guarantee"........................................................ 11
         1.64.   "Guarantor"........................................................ 12
         1.65.   "Greenwich Agreement".............................................. 12
         1.66.   "Indebtedness"..................................................... 12
         1.67.   "Indemnified Party"................................................ 13
         1.68.   "Initial Closing Date"............................................. 13
         1.69.   "Interest Rate Protection Agreement"............................... 13
         1.70.   "Investment"....................................................... 13
         1.71.   "Legal Requirement"................................................ 14
         1.72.   "Lender"........................................................... 14
         1.73.   "Lending Officer".................................................. 14
         1.74.   "Lien"............................................................. 14
         1.75.   "Loan"............................................................. 15
         1.76.   "Loan Sale Agreements"............................................. 15
         1.77.   "Margin Stock"..................................................... 15
         1.78.   "Material Adverse Change".......................................... 15
         1.79.   "Material Agreements".............................................. 15
         1.80.   "Maximum Amount of Revolving Credit"............................... 15
         1.81.   "Net Excess Spread"................................................ 15

        1.82.   "Notes"............................................................ 16
        1.83.   "Obligor".......................................................... 16
        1.84.   "Overdue Reimbursement Rate"....................................... 16
        1.85.   "Payment Date"..................................................... 16
        1.86.   "Percentage Interest".............................................. 16
        1.87.   "Person"........................................................... 16
        1.88.   "Plan"............................................................. 17
        1.89.   "Private Loan Sale Agreements"..................................... 17
        1.90.   "Public Securitization Agreements"................................. 17
        1.91.   "Register"......................................................... 17
        1.92.   "Required Lenders"................................................. 17
        1.93.   "Revolving Loan"................................................... 17
        1.94.   "Revolving Notes".................................................. 17
        1.95.   "S&P".............................................................. 17
        1.96.   "Security Agreement"............................................... 17
        1.97.   "Stockholder Guarantee"............................................ 17
        1.98.   "Subsidiary"....................................................... 17
        1.99.   "Tax".............................................................. 17
        1.100.  "Term Loan"........................................................ 18
        1.101.  "Term Note"........................................................ 18
        1.102.  "United States Funds".............................................. 18
        1.103.  "Wholly Owned Subsidiary".......................................... 18

 2.     The Credits................................................................ 18
        2.1.    Revolving Credit................................................... 18
                2.1.1.   Revolving Loan............................................ 18
                2.1.2.   Maximum Amount of Revolving Credit........................ 18
                2.1.3.   Borrowing Requests........................................ 18
                2.1.4.   Revolving Notes........................................... 19
        2.2.    Term Credit........................................................ 19
                2.2.1.   Term Loan................................................. 19
                2.2.2.   Term Notes................................................ 19
        2.3.    Application of Proceeds............................................ 19
                2.3.1.   Revolving Loan............................................ 20
                2.3.2.   Term Loan................................................. 20
                2.3.3.   Specifically Prohibited Applications...................... 20

3.      Interest; Eurodollar Pricing Options; Fees................................. 20
        3.1.    Interest........................................................... 20
        3.2.    Eurodollar Pricing Options......................................... 20
                3.2.1.   Election of Eurodollar Pricing Options.................... 20
                3.2.2.   Notice to Lenders and Company............................. 21
                3.2.3.   Selection of Eurodollar Interest Periods.................. 21



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

                3.2.4.   Additional Interest....................................... 22
                3.2.5.   Violation of Legal Requirements........................... 22
                3.2.6.   Funding Procedure......................................... 23
        3.3.    Commitment Fees.................................................... 23
        3.4.    Prepayment Fee..................................................... 23
        3.5.    Changes in Circumstances; Yield Protection......................... 23
                3.5.1.   Reserve Requirements, etc................................. 23
                3.5.2.   Taxes..................................................... 24
                3.5.3.   Capital Adequacy.......................................... 24
                3.5.4.   Regulatory Changes........................................ 24
                3.5.5.   Compensation Claims....................................... 25
                3.5.6.   Mitigation................................................ 25
        3.6.    Computations of Interest and Fees.................................. 25

 4.     Payment.................................................................... 25
        4.1.    Payment at Maturity................................................ 26
        4.2.    Required Prepayments............................................... 26
                4.2.1.   Contingent Required Prepayments........................... 26
                4.2.2.   Scheduled Prepayments..................................... 26
        4.3.    Voluntary Prepayments.............................................. 26
        4.4.    Reborrowing; Application of Payments, etc.......................... 26
                4.4.1.   Reborrowing............................................... 26
                4.4.2.   Order of Application...................................... 26
                4.4.3.   Payment with Accrued Interest, etc........................ 27
                4.4.5.   Payments for Lenders...................................... 27

 5.     Conditions to Extending Credit............................................. 27
        5.1.    Conditions on Initial Closing Date................................. 27
                5.1.1.   Revolving Notes........................................... 27
                5.1.2.   Payment of Fees........................................... 27
                5.1.3.   Legal Opinions............................................ 27
                5.1.4.   Security Agreement........................................ 28
                5.1.5.   Perfection of Security.................................... 28
                5.1.6.   Stockholder Guarantee..................................... 28
                5.1.7.   Repayment of Demand Loan.................................. 28
                5.1.8.   Proper Proceedings........................................ 28
                5.1.9.   General................................................... 28
        5.2.    Conditions to Each Extension of Credit............................. 29
                5.2.1.   Officer's Certificate..................................... 29
                5.2.2.   Legality, etc............................................. 29

 6.     General Covenants.......................................................... 29
        6.1.    Taxes and Other Charges; Accounts Payable.......................... 29



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

                6.1.1.   Taxes and Other Charges.......................................... 29
                6.1.2.   Accounts Payable................................................. 30
        6.2.    Conduct of Business, etc.................................................. 30
                6.2.1.   Types of Business................................................ 30
                6.2.2.   Statutory Compliance............................................. 30
                6.2.3.   Compliance with Material Agreements.............................. 30
        6.3.    Insurance................................................................. 30
                6.3.1.   Liability Insurance.............................................. 30
        6.4.    Financial Statements and Reports.......................................... 31
                6.4.1.   Annual Reports................................................... 31
                6.4.2.   Monthly Reports.................................................. 32
                6.4.3.   Monthly Borrowing Base........................................... 32
                6.4.4.   Other Reports.................................................... 32
                6.4.5.   Notice of Litigation, Defaults, etc.............................. 33
                6.4.6.   Other Information................................................ 33
        6.5.    Certain Financial Tests................................................... 33
                6.5.1.   Consolidated Tangible Net Worth.................................. 33
                6.5.2.   Consolidated Net Income.......................................... 34
                6.5.3.   Net Excess Spread to Consolidated Pro Forma Debt Service......... 34
        6.6.    Indebtedness.............................................................. 34
        6.7.    Guarantees; Letters of Credit............................................. 35
        6.8.    Liens..................................................................... 36
        6.9.    Investments and Acquisitions.............................................. 37
        6.10.   Distributions............................................................. 38
        6.11.   Asset Dispositions and Mergers............................................ 38
        6.12.   Derivative Contracts...................................................... 38
        6.13.   Negative Pledge Clauses................................................... 39
        6.14.   Transactions with Affiliates.............................................. 39
        6.15.   Accounts to be Maintained with Bank of Boston............................. 39
        6.16.   Transfer of Funds from Collection Accounts................................ 39

 7.     Representations and Warranties.................................................... 39
        7.1.    Organization and Business................................................. 39
                7.1.1.   The Company...................................................... 39
                7.1.2.   Subsidiaries..................................................... 40
                7.1.3.   The Guarantor.................................................... 40
                7.1.4.   Qualification.................................................... 40
        7.2.    Financial Statements and Other Information; Material Agreements........... 41
                7.2.1.   Financial Statements and Other Information....................... 41
                7.2.2.   Material Agreements.............................................. 42
        7.3.    Agreements Relating to Financing Debt, Investments, etc................... 42
        7.4.    Changes in Condition...................................................... 42
        7.5.    Title to Assets........................................................... 42



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

        7.6.    Operations in Conformity With Law, etc.................................... 42
        7.7.    Litigation................................................................ 42
        7.8.    Authorization and Enforceability.......................................... 43
        7.9.    No Legal Obstacle to Agreements........................................... 43
        7.10.   Defaults.................................................................. 44
        7.11.   Tax Returns............................................................... 44
        7.12.   Certain Business Representations.......................................... 44
                7.12.1.  Antitrust........................................................ 44
                7.12.2.  Consumer Protection.............................................. 44
        7.13.   Pension Plans............................................................. 45
        7.14.   Government Regulation; Margin Stock....................................... 45
                7.14.1.  Government Regulation............................................ 45
                7.14.2.  Margin Stock..................................................... 45
        7.15.   Disclosure................................................................ 45

8.      Defaults.......................................................................... 45
        8.1.    Events of Default......................................................... 45
                8.1.1.   Payment.......................................................... 45
                8.1.2.   Specified Covenants.............................................. 45
                8.1.3.   Other Covenants.................................................. 45
                8.1.4.   Representations and Warranties................................... 46
                8.1.5.   Cross Default, etc............................................... 46
                8.1.6.   Ownership; Liquidation; etc...................................... 46
                8.1.7.   Enforceability, etc.............................................. 47
                8.1.8.   Judgments........................................................ 47
                8.1.9.   FHA Insurance.................................................... 47
                8.1.10.   Bankruptcy, etc................................................. 47
                8.1.11.  Change in Management............................................. 48
        8.2.    Certain Actions Following an Event of Default............................. 48
                8.2.1.   Terminate Obligation to Extend Credit............................ 48
                8.2.2.   Specific Performance; Exercise of Rights......................... 48
                8.2.3.   Acceleration..................................................... 48
                8.2.4.   Enforcement of Payment; Credit Security; Setoff.................. 49
                8.2.5.   Cumulative Remedies.............................................. 49
        8.3.    Annulment of Defaults..................................................... 49
        8.4.    Waivers................................................................... 49

9.      Expenses; Indemnity............................................................... 50
        9.1.    Expenses.................................................................. 50
        9.2.    General Indemnity......................................................... 50

10.     Operations; Agent................................................................. 51




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

11.     Successors and Assigns; Lender Assignments and Participations..................... 51
        11.1.   Assignments by Lenders.................................................... 51
                11.1.1.   Assignees and Assignment Procedures............................. 51
                11.1.2.   Terms of Assignment and Acceptance.............................. 52
                11.1.3.   Register........................................................ 53
                11.1.4.   Acceptance of Assignment and Assumption......................... 53
                11.1.5.   Federal Reserve Bank............................................ 54
                11.1.6.   Further Assurances.............................................. 54
        11.2.   Credit Participants....................................................... 54

 12.    Confidentiality .................................................................. 55

 13.    Notices........................................................................... 55

 14.    Course of Dealing; Amendments and Waivers......................................... 56

 15.    No Strict Construction............................................................ 56

 16.    Defeasance........................................................................ 56

 17.    Venue; Service of Process......................................................... 56

 18.    WAIVER OF JURY TRIAL.............................................................. 57

 19.    General........................................................................... 57





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


                                    EXHIBITS



2.1.4   -    Revolving Note

2.2.2   -    Term Note

5.1.4   -    Security Agreement

5.1.6   -    Stockholder Guarantee

5.2.1   -    Officer's Certificate

7.1     -    Company and its Subsidiaries

7.2.2   -    Material Agreements

7.3     -    Financing Debt, Certain Investments, etc.

7.7     -    Litigation

7.9     -    Legal Obstacles

11.1.1  -    Form of Assignment and Acceptance

                           MEGO MORTGAGE CORPORATION

                                CREDIT AGREEMENT


     This Agreement, dated as of June 28, 1996, is among Mego Mortgage Corporation, a Delaware corporation (the "Company"), the Lenders from time to time party hereto and The First National Bank of Boston, both in its capacity as a Lender and in its capacity as Agent for itself and the other Lenders. The parties agree as follows:

1. Definitions; Certain Rules of Construction.   Certain capitalized terms are
used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to "the date hereof" mean the date first set forth above.

     1.1. "Affiliate" means, with respect to the Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such specified Person), and shall include (a) any officer or director or general partner of the Company (or such specified Person) and (b) any Person of which the Company (or such specified Person) or any Affiliate (as defined in clause (a) above) of the Company (or such specified Person) shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests.

     1.2. "Agent" means Bank of Boston in its capacity as agent for the Lenders hereunder, as well as its successors and assigns in such capacity.

     1.3. "Agreement" means this Credit Agreement as from time to time amended, modified and in effect.

     1.4. "Applicable Rate" means, at any date, the sum of:

          (a) (i) with respect to each portion of the Loan subject to a Eurodollar Pricing Option, the sum of 5% plus the Eurodollar Rate with respect to such Eurodollar Pricing Option;

                  (ii) with respect to each other portion of the Loan, the sum of 2% plus the Base Rate;

     plus (b)   an additional 2% effective on the day the Agent
           notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3.

     1.5. "Assignee" is defined in Section 11.1.1.

     1.6. "Assignment and Acceptance" is defined in Section 11.1.1.

     1.7. "Atlantic Agreement" means, collectively, the Master Loan Participation and Servicing Agreements dated as of May 25, 1995 and June 28, 1995, as amended from time to time, between Atlantic Bank N.A. and the Company with respect to FHA Insured Title I Home Improvement Loans Series 1995-1A and -1B.

     1.8. "Bank of Boston" means The First National Bank of Boston.

     1.9. "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts or Atlanta, Georgia are authorized or required by law or other governmental action to close and, if such term is used with reference to a Eurodollar Pricing Option, any day on which dealings are effected in the Eurodollars in question by first-class banks in the inter-bank Eurodollar markets in New York, New York.

     1.10. "Bankruptcy Code" means Title 11 of the United States Code.

     1.11. "Bankruptcy Default" means an Event of Default referred to in
Section 8.1.10.

     1.12. "Base Rate" means, on any date, the greater of (a) the rate of interest announced by Bank of Boston at the Boston Office as its Base Rate or
(b) the sum of 1/2% plus the Federal Funds Rate.

     1.13. "Borrowing Base" means, on any date the lesser of:

           (a) 40% of Excess Servicing Rights as of the most recently completed month for which financial statements have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2 and

           (b) 600% of the aggregate Net Excess Spread for the period of three consecutive months ending with the month described in clause (a) above;

      provided, however, that the Borrowing Base shall be reduced to $1.00 at any time when the Company has failed to furnish the computation of the Borrowing Base required by Section 6.4.3 within five days after such computation was originally due.

     1.14. "Boston Agreement" means the Master Loan Purchase and Servicing Agreement dated as of August 26, 1994, as amended from time to time, between The First National Bank of Boston and the Company with respect to Fixed Rate FHA Insured Title I Home Improvement Loans.

     1.15. "Boston Office" means the principal banking office of Bank of Boston in Boston, Massachusetts.

     1.16. "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

     1.17. "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     1.18. "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     1.19. "Cash Equivalents" means:

           (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

           (b) corporate obligations having a maturity of nine months or less and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

           (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least

      Aa by Moody's or AA by S&P; and

           (d) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's or AA by S&P which invests principally in obligations described above.

      1.20. "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

      1.21. "Class R Certificates" means the Class R certificates issued to the Company by Mego Mortgage FHA Title I Loan trust 1996-1 and any similar certificates issued to the Company in future public securitization offerings.

      1.22. "Class S Certificates" means the Class S certificates issued to the Company by Mego Mortgage FHA Title I Loan trust 1996-1 and any similar certificates issued to the Company in future public securitization offerings.

      1.23. "Closing Date" means the Initial Closing Date, the Conversion Date and each other date on which any extension of credit is made pursuant to Sections 2.1, 2.2 or 2.3.

      1.24. "Collection Accounts" means accounts into which the Company is required to deposit cash payments that it receives with respect to loans that it has sold and with respect to which it acts as a servicing agent, which payments are held for the benefit of the purchasers of such loans.

      1.25. "Code" means the federal Internal Revenue Code of 1986.

      1.26. "Commitment" means, with respect to any Lender, such Lender's obligations to extend the credits contemplated by Section 2. The original Commitments are set forth in Exhibit 10 and the current Commitments are recorded from time to time in the Register.

      1.27. "Company" means Mego Mortgage Corporation, a Delaware corporation.

      1.28. "Computation Covenants" means Sections 6.5, 6.6.7, 6.6.11, 6.6.12, and 6.10.2.

      1.29. "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), if any, or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

      1.30. "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall not include:

           (a) the income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries;

           (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar Distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Company or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

           (c) all amounts included in computing such net income (or loss) in respect of (i) the write-up of any asset on or after August 31, 1995, or
      (ii) the retirement of any Indebtedness or equity at less than face value after August 31, 1995;

           (d)   extraordinary and nonrecurring gains; and

           (e) the income of any Subsidiary to the extent the payment of such income in the form of a Distribution or repayment of Indebtedness to the Company or a Wholly Owned Subsidiary is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary.

      1.31. "Consolidated Pro Forma Debt Service" means, for any period, the sum of the following items, projected to be accrued by the Company and its
Subsidiaries:

           (a) interest expense (including commitments fees) payable in connection with Loans under this Credit Agreement, plus

           (b) the aggregate amount of all mandatory scheduled payments, mandatory scheduled prepayments, and mandatory reductions in revolving loans as a result of reductions in revolving credit availability, to the extent required under this Agreement.

      For purposes of computing Consolidated Pro Forma Debt Service:
                  (i) the amount of the Loan outstanding on the first day of such period shall be assumed to remain outstanding during the entire period, except to the extent required to be reduced by mandatory scheduled payments, reductions in revolving credit availability and other items described in paragraph (b) above; and

                  (ii) where interest varies with a floating rate, the rate in effect for the entire period will be assumed to be the sum of 2% plus the Base Rate in effect on the first day of the period.

      1.32. "Consolidated Tangible Net Worth" means, at any date, the total of:

            (a) stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis;

      minus (b) the amount by which such stockholders' equity has been increased after August 31, 1995 by the items described in clauses (a) through (e) of the definition of Consolidated Net Income or by goodwill;

      minus (c) the amount of intangible assets carried on the balance sheet of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, including goodwill, patents, patent applications, copyrights, trademarks, tradenames, research and development expense, organizational expense, unamortized debt discount, deferred financing charges and debt acquisition costs, but excluding Excess Servicing Rights and Mortgage Servicing Rights.

      1.33. "Constant Prepayment Rate" means, for any period, the rate at which the home improvement loans underlying Net Excess Spread during such period are either (a) prepaid prior to stated maturity, or (b) 150 days past due on payments of principal or interest, as indicated in the Constant Prepayment Rate Summary for that period.

      1.34. "Conversion Date" means the earliest of (a) December 31, 1997 or (b) such other Banking Day designated by the Agent upon at least three Banking Days prior written notice in the event that the Constant Prepayment Rate exceeds 25% for the most recent period of three consecutive months for which reports have been (or are required to have been) furnished to the Lenders in accordance with
Section 6.4.3 or (c) the date Indebtedness is first incurred under Section
6.6.11.

      1.35. "Credit Documents" means:

           (a) this Agreement, the Notes, the Security Agreement, the Stockholder Guarantee, the Fee Letter described in Section 5.1.2 and each Interest Rate Protection Agreement provided by a Lender (or an Affiliate of a Lender) to the Company or any of its Subsidiaries, each as from time to time in effect;

           (b) all financial statements, reports, notices, mortgages, assignments, UCC financing statements or certificates delivered to the Agent or any of the Lenders by the Company, any of its Subsidiaries or any other Obligor in connection herewith; and

           (c) any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries or any other Obligor, on one hand, and the Agent or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

      1.36. "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any other Obligor owing to the Agent or any Lender (or any Affiliate of a Lender) under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, prepayment fees, commitment fees, amounts provided for in Sections 3.2.4, 3.5 and 9 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default).

      1.37. "Credit Participant" is defined in Section 11.2.

      1.38. "Credit Security" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to the Security Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations, including the assets described in section 2.1 of the Security Agreement.

      1.39. "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default and the filing against the Company, any of its Subsidiaries or any other Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

      1.40. "Demand Loan" means the $5,000,000 loan made by Bank of Boston to the Company on May 31, 1996.

      1.41. "Distribution" means, with respect to the Company (or other specified Person):

           (a) the declaration or payment of any dividend or distribution, including dividends payable in shares of capital stock of or other equity interests in the Company (or such specified Person), on or in respect of any shares of any class of capital stock of or other equity interests in the Company (or such specified Person);

           (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person) or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or otherwise;

           (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company (or such specified Person);

           (d) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, Financing Debt of the Company (or such specified Person) which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

           (e) any payment, loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Company (or such specified Person), or any Affiliate of such holder (including the payment of management and transaction fees and expenses);

provided, however, that the term "Distribution" shall not include (i) dividends payable in perpetual common stock of or other similar equity interests in the Company (or such specified Person) or (ii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances and reimbursements to employees for travel expenses, drawing accounts and similar expenditures, or (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Company (or such specified Person).

      1.42. "Distributable Excess Spread" has the same meaning as in the Public Securitization Documents.

      1.43. "Distribution Date" has the same meaning as in the Public Securitization Documents.

      1.44. "ERISA" means the federal Employee Retirement Income Security Act of 1974.

      1.45. "ERISA Group Person" means the Company, any Subsidiary of the Company and any Person which is a member of the controlled group or under common control with the Company or any Subsidiary within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

      1.46. "Eurodollars" means, with respect to any Lender, deposits of United States Funds in a non-United States office or an international banking facility of such Lender.

     1.47. "Eurodollar Basic Rate" means, for any Eurodollar Interest Period, the rate of interest at which Eurodollar deposits in an amount comparable to the Percentage Interest of Bank of Boston in the portion of the Loan as to which a Eurodollar Pricing Option has been elected and which have a term corresponding to such Eurodollar Interest Period are offered to the Agent by first class banks in the inter-bank Eurodollar market for delivery in immediately available funds at a Eurodollar Office on the first day of such Eurodollar Interest Period as determined by such Reference Lender at approximately 10:00 a.m. (Boston time) two Banking Days prior to the date upon which such Eurodollar Interest Period is to commence (which determination by the Agent shall, in the absence of manifest error, be conclusive).

     1.48. "Eurodollar Interest Period" means any period, selected as provided in Section 3.2.1, of one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to Section 3.2.3, if any Eurodollar Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Eurodollar Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Agent in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at the applicable Eurodollar Office, which determination by the Agent shall, in the absence of manifest error, be conclusive.

     1.49. "Eurodollar Office" means such non-United States office or international banking facility of any Lender as the Lender may from time to time select.

     1.50. "Eurodollar Pricing Options" means the options granted pursuant to
Section 3.2.1 to have the interest on any portion of the Loan computed on the basis of a Eurodollar Rate.

     1.51. "Eurodollar Rate" for any Eurodollar Interest Period means the rate, rounded upward to the nearest 1/100%, obtained by dividing (a) the Eurodollar Basic Rate for such Eurodollar Interest Period by (b) an amount equal to 1 minus the Eurodollar Reserve Rate; provided, however, that if at any time during such Eurodollar Interest Period the Eurodollar Reserve Rate applicable to any outstanding Eurodollar Pricing Option changes, the Eurodollar Rate for such Eurodollar Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change to the extent required by the legal requirement implementing such change.

     1.52. "Eurodollar Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to Eurodollar Pricing Options, (b) any other category of liabilities that includes Eurodollar deposits by reference to which the interest rate on portions of the Loan subject to Eurodollar Pricing Options is determined, (c) the principal amount of or interest on any portion of the Loan subject to a Eurodollar Pricing Option or
(d) any other category of extensions of credit, or other assets, that includes loans subject to a Eurodollar Pricing Option by a non-United States office of any of the Lenders to United States residents, in each case without the benefits of credits for prorations, exceptions or offsets that may be available to a Lender.

     1.53. "Event of Default" is defined in Section 8.1.

     1.54. "Excess Servicing Rights" means, at any date, excess servicing rights of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, that (a) arise from home improvement loans sold by the Company and (b) are not subject to any Liens other than Liens securing the Credit Obligations and Liens created under the agreements pursuant to which such Loans were sold.

     1.55. "Exchange Act" means the federal Securities Exchange Act of 1934.

     1.56. "Federal Funds Rate" means, for any day, the rate equal to the weighted average (rounded upward to the nearest 1/8%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (a) as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, as determined by the Agent using any reasonable means of determination. Each determination by the Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

     1.57. "Fee Letter" is defined in Section 5.1.2.

     1.58. "Final Maturity Date" means the earlier of (a) June 30, 2000 or (b) the date 30 months after the Conversion Date.

     1.59. "Financial Officer" of the Company (or other specified Person) means its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer or any of its vice presidents whose primary responsibility is for its financial affairs, all of whose incumbency and signatures have been certified to the Agent by the secretary, assistant secretary or other appropriate attesting officer of the Company (or such specified Person).

     1.60. "Financing Debt" means each of the items described in clauses (a) through (f) of the definition of the term "Indebtedness" and, without duplication, any Guarantees of such items.

      1.61. "Funding Liability" means (a) any Eurodollar deposit which was used (or deemed by Section 3.2.6 to have been used) to fund any portion of the Loan subject to a Eurodollar Pricing Option, and (b) any portion of the Loan subject to a Eurodollar Pricing Option funded (or deemed by Section 3.2.6 to have been funded) with the proceeds of any such Eurodollar deposit.

      1.62. "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board; provided, however, that for purposes of compliance with Section 6 (other than Section 6.4) and the related definitions, "GAAP" means such principles as in effect on August 31, 1995 as applied by the Company and its Subsidiaries in the preparation of the most recent annual financial statements referred to in Section 7.2.1(a), and consistently followed, without giving effect to any subsequent changes thereto.

      1.63. "Guarantee" means, with respect to the Company (or other specified Person):

           (a) any guarantee by the Company (or such specified Person) of the payment or performance of, or any contingent obligation by the Company (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor;

           (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Company (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

           (c) any liability of the Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

           (d) any liability of the Company (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

           (e) any liability of the Company (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Company and its Subsidiaries) that is consolidated for tax purposes; and

           (f) reimbursement obligations, whether contingent or matured, of the Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection

      Agreements,

whether or not any of the foregoing are reflected on the balance sheet of the Company (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

      1.64. "Guarantor" means Mego Financial Corp., a New York corporation.

      1.65. "Greenwich Agreement" means the Master Loan Purchase and Servicing Agreement dated as of April 1, 1995, as amended from time to time, between Greenwich Capital Financial Products, Inc. and the Company with respect to Fixed Rate FHA Insured Title I Home Improvement Loans.

      1.66. "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

           (a)   borrowed money;

           (b) indebtedness evidenced by notes, debentures or similar instruments;

           (c)   Capitalized Lease Obligations;

           (d) the deferred purchase price of assets or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

           (e) mandatory redemption or dividend rights on capital stock (or other equity);

           (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements (without duplication of other Indebtedness supported or guaranteed thereby);

           (g)   unfunded pension liabilities; and

           (h)   all Guarantees in respect of Indebtedness of others.

     1.67. "Indemnified Party" is defined in Section 9.2.

     1.68. "Initial Closing Date" means June 30, 1996 or such other date prior to

September 1, 1996 agreed to by the Company and the Agent as the first Closing Date hereunder.

      1.69. "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

      1.70. "Investment" means, with respect to the Company (or other specified Person):

           (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

           (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

           (c)   any Guarantee of the Indebtedness of any other Person;

           (d) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit; and

           (e)   any other investment similar to the above.

      The investments described in the foregoing clauses (a) through (e) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (i) current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Company (or such specified Person) or as security for any such Indebtedness or claim or (v) demand deposits in banks or similar financial institutions.

      1.71. "Legal Requirement" means any present or future requirement imposed upon any of the Lenders or the Company and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree, guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any Eurodollar Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States.

of America, any jurisdiction in which any Eurodollar Office is located, or any political subdivision of any of the foregoing. Any such requirement imposed on any of the Lenders not having the force of law shall be deemed to be a Legal Requirement for purposes of Section 3 if such Lender reasonably believes that compliance therewith is in the best interest of such Lender.

      1.72. "Lender" means each of the Persons listed as lenders on the signature page hereto, including Bank of Boston in its capacity as a Lender and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term "Lender" shall not include any Credit Participant.

      1.73. "Lending Officer" means such individuals whom the Agent may designate by notice to the Company from time to time as an officer who may receive telephone requests for borrowings under Section 2.1.3.

      1.74. "Lien" means, with respect to the Company (or any other specified Person):

           (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom;

           (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease);

           (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Company (or such specified Person), with or without recourse;

           (d) the transfer of any tangible property or assets for the purpose of subjecting such items to the payment of previously outstanding Indebtedness in priority to payment of the general creditors of the Company (or such specified Person); and

           (e) the existence for a period of more than 120 consecutive days of any Indebtedness against the Company (or such specified Person) which if unpaid would by law or upon a Bankruptcy Default be given any priority over general creditors.

      1.75. "Loan" means, collectively, the Revolving Loan and the Term Loan.

      1.76. "Loan Sale Agreements" means, collectively, the Private Loan Sale Agreements and the Public Securitization Agreements.

      1.77. "Margin Stock" means "margin stock" within the meaning of Regulations G,

T, U or X of the Board of Governors of the Federal Reserve System.

      1.78. "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in (a) the business, assets, financial condition, income or prospects of the Company (on an individual basis) or the Guarantor and its Subsidiaries (on a Consolidated basis), whether as a result of (i) general economic conditions affecting the home improvement loan origination industry, (ii) fire, flood or other natural calamities, (iii) regulatory changes, judicial decisions, war or other governmental action or
(iv) any other event or development, whether or not related to those enumerated above or (b) the ability of the Obligors to perform their obligations under the Credit Documents or (c) the rights and remedies of the Agent and the Lenders under the Credit Documents.

     1.79.  "Material Agreements" is defined in Section 7.2.2.

     1.80.  "Maximum Amount of Revolving Credit" is defined in Section 2.1.2.

     1.81.  "Net Excess Spread" means, for any period, the sum of:

     (a) the sum of

            (a) the total cash received by the Company and its Subsidiaries with respect to the Private Loan Sale Agreements during such period, minus

            (b) cash payments required to be made during such period to purchasers from such receipts pursuant to the Private Loan Sale Agreements, minus

            (c) loan servicing fees and reimbursable expenses payable during such period, minus

            (d) cash advances during such period to investors with respect to loans sold to the extent reimbursable from cash receipts described in paragraph (a)(1), and

     (b) the sum of

         (1) 100% of the cash actually received by the Company during such period with respect to Class S Certificates, plus

         (2) 100% of the cash actually received by the Company during such period with respect to Class R Certificates, plus

         (3)      for periods ending before the Conversion Date, the sum of:

                  (i) with respect to Class R Certificates that have been outstanding for less than 12 months as of the end of such period, 75% of the Distributable Excess Spread, if any, for Distribution Dates within such period, plus

                  (ii) with respect to Class R Certificates that have been outstanding for at least 12 months but less than 15 months as of the end of such period, 50% of the Distributable Excess Spread, if any, for Distribution Dates within such period.

      1.82. "Notes" means, collectively, the Revolving Notes and the Term Notes.

      1.83. "Obligor" means the Company, the Guarantor and each other Person guaranteeing or providing collateral for the Credit Obligations.

      1.84. "Overdue Reimbursement Rate" means, at any date, the highest Applicable Rate then in effect.

      1.85. "Payment Date" means the last Banking Day of each March, June, September and December occurring after the Initial Closing Date.

      1.86. "Percentage Interest" means (a) at all times when no Event of Default under Section 8.1.1 and no Bankruptcy Default exists, the ratio that the respective Commitments of the Lenders bear to the total Commitments of all Lenders as from time to time in effect and reflected in the Register, and (b) at all other times, the ratio that the respective amounts of the outstanding Credit Obligations (including Letter of Credit Exposure) owing to the Lenders in respect of extensions of credit under Section 2 bear to the total outstanding Credit Obligations owing to all Lenders.

      1.87. "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

      1.88. "Plan" means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

      1.89. "Private Loan Sale Agreements" means, collectively, the Atlantic Agreement, the Boston Agreement and the Greenwich Agreement.

      1.90. "Public Securitization Agreements" means the Pooling and Servicing Agreement (FHA Title I Home Improvement Loans) dated as of March 21, 1996, as amended from time to time, among the Company, Financial Asset Securities Corp., Norwest Bank Minnesota, N.A. and First Trust of New York, National Association, together with the related Servicing Agreement for Mego Mortgage FHA Title I Loan Trust 1996-1 and similar agreements that may be entered into by the Company before the Conversion Date.

      1.91. "Register" is defined in Section 11.1.3.

      1.92. "Required Lenders" means, with respect to any approval, consent, modification, waiver or other action to be taken by the Agent or the Lenders under the Credit Documents which require action by the Required Lenders, such Lenders as own at least a majority of the Percentage Interests.

      1.93. "Revolving Loan" is defined in Section 2.1.4.

      1.94. "Revolving Notes" is defined in Section 2.1.4.

      1.95. "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Corporation.

      1.96. "Security Agreement" is defined in Section 5.1.4.

      1.97. "Stockholder Guarantee" is defined in Section 5.1.6.

      1.98. "Subsidiary" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer.

      1.99. "Tax" means any present or future tax, levy, duty, impost, deduction, withholding or other charges of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to its obligations hereunder, the Loan, any payment in respect of the Credit Obligations or any Funding Liability not included in the foregoing; provided, however, that the term "Tax" shall not include taxes imposed upon or measured by the net income of such Lender or franchise taxes.

     1.100. "Term Loan" is defined in Section 2.2.1.

     1.101. "Term Note" is defined in Section 2.2.2.

     1.102. "United States Funds" means such coin or currency of the United States of America as at the time shall be legal tender therein for the payment of public and private debts.

     1.103. "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares and, in the case of Foreign Subsidiaries, shares required by Legal Requirements to be held by foreign nationals) is owned by the Company (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

2.   The Credits.

     2.1.  Revolving Credit.

           2.1.1. Revolving Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Conversion Date, the Lenders will, severally in accordance with their respective Commitments in the Revolving Loan, make loans to the Company in such amounts as may be requested by the Company in accordance with Section 2.1.3. The aggregate principal amount of loans made under this Section 2.1.1 at any one time outstanding shall in no event exceed the lesser of (a) the Maximum Amount of Revolving Credit and (b) the Borrowing Base. In no event will the principal amount of loans at any one time outstanding made by any Lender pursuant to this Section 2.1 exceed such Lender's
     Commitment with respect to the Revolving Loan.

           2.1.2. Maximum Amount of Revolving Credit. The term "Maximum Amount of Revolving Credit" means the lesser of (a) $10,000,000 and (b) the amount (in an integral multiple of $100,000) from time to time irrevocably designated by the Company to the Agent.

           2.1.3. Borrowing Requests. The Company may from time to time request a loan under Section 2.1.1 by providing to the Agent a notice (which may be given by a telephone call received by a Lending Officer if promptly confirmed in writing). Such notice must be not later than noon (Boston time) on the first Banking Day (third Banking Day if any portion of such loan will be subject to a Eurodollar Pricing Option on the requested Closing Date) prior to the requested Closing Date for such loan. The notice must specify (a) the amount of the requested loan (which shall be not less than $250,000) and (b) the requested Closing Date therefor (which shall be a Banking Day).

     Upon receipt of such notice, the Agent will promptly inform each other Lender (by telephone or otherwise). Each such loan will be made at the Boston Office by depositing the amount thereof to the general account of the Company with the Agent. In connection with each such loan, the Company shall furnish to the Agent a certificate in substantially the form of Exhibit 5.2.1.

           2.1.4. Revolving Notes. The aggregate principal amount of the loans outstanding from time to time under this Section 2.1 is referred to as the "Revolving Loan". The Agent shall keep a record of the Revolving Loan. The Revolving Loan shall be deemed owed to each Lender having a Commitment therein severally in accordance with such Lender's Percentage Interest therein, and all payments thereon shall be for the account of each Lender in accordance with its Percentage Interest therein. The Company's obligations to pay each Lender's Percentage Interest in the Revolving Loan shall be evidenced by a separate note of the Company in substantially the form of Exhibit 2.1.4 (the "Revolving Notes"), payable to each Lender in accordance with such Lender's Percentage Interest in the Revolving Loan.

     2.2.  Term Credit.

           2.2.1. Term Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, on the Conversion Date the Lenders will, in accordance with their respective Percentage Interests therein, severally lend to the Company as a term loan, an aggregate amount equal to the Revolving Loan outstanding on such date.

           The aggregate principal amount of the loans made pursuant to this
     Section 2.2.1 at any one time outstanding is referred to as the "Term Loan". In connection with the Term Loan, the Company shall furnish to the Agent a certificate in substantially the form of Exhibit 5.2.1.

           2.2.2. Term Notes. The Term Loan shall be made at the Boston Office by crediting the amount of such loan to the Revolving Loan against delivery to the Agent of the separate term notes of the Company (the "Term Notes") payable to the respective Lenders. The Term Note issued to each Lender shall be in a principal amount equal to such Lender's Percentage Interest in the Term Loan, and shall be in substantially the form of
     Exhibit 2.2.2.

     2.3.  Application of Proceeds.

           2.3.1. Revolving Loan. Subject to Section 2.3.3, the Company will apply the proceeds of the Revolving Loan for working capital, to repay loans made to it by the Guarantor or its Affiliates, and for other lawful corporate purposes of the Company and its Subsidiaries.

           2.3.2. Term Loan. The Company will apply the proceeds of the Term Loan solely to repay the Revolving Loan.

           2.3.3. Specifically Prohibited Applications. The Company will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents to purchase or to carry Margin Stock or to any transaction prohibited by Legal Requirements applicable to the Lenders or by the Credit Documents.

3.    Interest; Eurodollar Pricing Options; Fees.

      3.1. Interest. The Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Loan, the Company will, on each Payment Date, pay the accrued and unpaid interest on the portion of the Loan which was not subject to a Eurodollar Pricing Option. On the last day of each Eurodollar Interest Period or on any earlier termination of any Eurodollar Pricing Option, the Company will pay the accrued and unpaid interest on the portion of the Loan which was subject to the Eurodollar Pricing Option which expired or terminated on such date. In the case of any Eurodollar Interest Period longer than three months, the Company will also pay the accrued and unpaid interest on the portion of the Loan subject to the Eurodollar Pricing Option having such Eurodollar Interest Period at three-month intervals, the first such payment to be made on the last Banking Day of the three-month period which begins on the first day of such Eurodollar Interest Period. On the stated or any accelerated maturity of the Loan, the Company will pay all accrued and unpaid interest on the Loan, including any accrued and unpaid interest on any portion of the Loan which is subject to a Eurodollar Pricing Option. Upon the occurrence and during the continuance of an Event of Default, the Lenders may require accrued interest to be payable on demand or at regular intervals more frequent than each Payment Date. All payments of interest hereunder shall be made to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest.

      3.2. Eurodollar Pricing Options.

           3.2.1. Election of Eurodollar Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, the Company may from time to time, by irrevocable notice to the Agent actually received not less than three Banking Days prior to the commencement of the Eurodollar Interest Period selected in such notice, elect to have such portion of the Loan as the Company may specify in such notice accrue and bear interest during the Eurodollar Interest Period so selected at the Applicable Rate computed on the basis of the Eurodollar Rate. In the event the Company at any time fails to elect a Eurodollar Pricing Option under this Section 3.2.1 for any portion of the Loan, then such portion of the Loan will accrue and bear interest at the Applicable Rate based on the Base Rate. No election of a Eurodollar Pricing

      Option shall become effective:

           (a) if, prior to the commencement of any such Eurodollar Interest Period, the Agent determines that (i) the electing or granting of the Eurodollar Pricing Option in question would violate a Legal Requirement,
      (ii) Eurodollar deposits in an amount comparable to the principal amount of the Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the proposed Eurodollar Interest Period are not readily available in the inter-bank Eurodollar market, or (iii) by reason of circumstances affecting the inter-bank Eurodollar market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Eurodollar Interest Period; or

           (b) if any Lender shall have advised the Agent by telephone or otherwise at or prior to noon (Boston time) on the second Banking Day prior to the commencement of such proposed Eurodollar Interest Period (and shall have subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such Eurodollar deposits, such Lender reasonably anticipates that Eurodollar deposits in an amount equal to the Percentage Interest of such Lender in the portion of the Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the Eurodollar Interest Period in question will not be offered in the Eurodollar market to such Lender at a rate of interest that does not exceed the anticipated Eurodollar Basic Rate (unless the foregoing results from a deterioration subsequent to the date hereof in the creditworthiness of such Lender or a change in the availability of Eurodollar markets to such Lender pursuant to legal or regulatory restrictions).

           3.2.2. Notice to Lenders and Company. The Agent will promptly inform each Lender (by telephone or otherwise) of each notice received by it from the Company pursuant to Section 3.2.1 and of the Eurodollar Interest Period specified in such notice. Upon determination by the Agent of the Eurodollar Rate for such Eurodollar Interest Period or in the event such election shall not become effective, the Agent will promptly notify the Company and each Lender (by telephone or otherwise) of the Eurodollar Rate so determined or why such election did not become effective, as the case may be.

           3.2.3. Selection of Eurodollar Interest Periods. Eurodollar Interest Periods shall be selected so that:

           (a) the minimum portion of the Loan subject to any Eurodollar Pricing Option shall be $500,000;

           (b) no more than three Eurodollar Pricing Options shall be outstanding at any one time; and

           (c) no Eurodollar Interest Period with respect to any part of the Loan subject to a Eurodollar Pricing Option shall expire later than the Final Maturity Date.

      If on the Conversion Date all or any portion of the Revolving Loan is subject to one or more effective Eurodollar Pricing Options, then each such Eurodollar Pricing Option shall apply to an equal amount of the Term Loan until the expiration of the Eurodollar Interest Period for such Eurodollar Pricing Option.

           3.2.4. Additional Interest. If any portion of the Loan subject to a Eurodollar Pricing Option is repaid, or any Eurodollar Pricing Option is terminated for any reason (including acceleration of maturity), on a date which is prior to the last Banking Day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option, the Company will pay to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance with this Section 3.2.4) of interest for the unexpired portion of such Eurodollar Interest Period on the portion of the Loan so repaid, or as to which a Eurodollar Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (a) the rate applicable to such Eurodollar Pricing Option minus (b) the rate of interest obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Banking Day of such Eurodollar Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the unexpired portion of such Eurodollar Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause
      (b) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Agent of such amount of interest shall, in the absence of manifest error, be conclusive. For purposes of this Section 3.2.4, if any portion of the Loan which was to have been subject to a Eurodollar Pricing Option is not outstanding on the first day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option other than for reasons described in
      Section 3.2.1, the Company shall be deemed to have terminated such Eurodollar Pricing Option.

           3.2.5. Violation of Legal Requirements. If any Legal Requirement shall prevent any Lender from funding or maintaining through the purchase of deposits in the interbank Eurodollar market any portion of the Loan subject to a Eurodollar Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated by Section 3.2, (a) the Agent may by notice to the Company terminate all of the affected Eurodollar Pricing Options, (b) the portion of the Loan subject to such terminated Eurodollar Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Company shall make any payment required by Section 3.2.4.

           3.2.6. Funding Procedure. The Lenders may fund any portion of the Loan subject to a Eurodollar Pricing Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Loan subject to a Eurodollar Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loan and the amounts payable under Sections 3.2.4 and 3.5, shall be computed as if each Lender had actually funded such Lender's Percentage Interest in such portion of the Loan through the purchase of deposits in such amount of the type by which the Eurodollar Basic Rate was determined with a maturity the same as the applicable Eurodollar Interest Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable Eurodollar Office to one of such Lender's offices in the United States of America.

      3.3. Commitment Fees. In consideration of the Lenders' commitments to make the extensions of credit provided for in Section 2.1, the Company will pay to the Agent for the account of the Lenders in accordance with the Lenders' respective Commitments in the Revolving Loan, on each Payment Date and on the Conversion Date, an amount equal to interest computed at the rate of 0.5% per annum on the amount by which (a) the average daily Maximum Amount of Revolving Credit during the three-month period or portion thereof ending on such Payment Date exceeded (b) the average daily Revolving Loan during such period or portion thereof; provided, however, that the first such payment shall be for the period beginning on the Initial Closing Date and ending on the first Payment Date.

      3.4. Prepayment Fee. In the event the Company reduces the Maximum Amount of Revolving Credit (or prepays the Term Loan) within one year after the Initial Closing Date, the Company shall within one Banking Day pay to the Agent for the account of the Lenders a prepayment fee equal to 1% of the amount of such reduction (or the amount of the Term Loan so prepaid).

      3.5. Changes in Circumstances; Yield Protection.

           3.5.1.   Reserve Requirements, etc.  If any Legal Requirement shall
      (a) impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Funding Liability, (b) impose, modify, increase or deem applicable any other requirement or condition with respect to any Funding Liability, or (c) change the basis of taxation of Funding Liabilities (other than changes in the rate of taxes measured by the overall net income of such Lender) and the effect of any of the foregoing shall be to increase the cost to any Lender of issuing, making, funding or maintaining its respective Percentage Interest in any portion of the Loan subject to a Eurodollar Pricing Option, to reduce the amounts received or receivable by such Lender under this Agreement or to require such Lender to make any payment or forego any amounts otherwise payable to such Lender under this Agreement

      (other than any Tax or any reserves that are included in computing the Eurodollar Reserve Rate), then such Lender may claim compensation from the Company under Section 3.5.5.

           3.5.2. Taxes. All payments of the Credit Obligations shall be made without set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Company is required by law to make such deductions. If (a) any Lender shall be subject to any Tax with respect to any payment of the Credit
      Obligations or its obligations hereunder or (b) the Company shall be required to withhold or deduct any Tax on any payment on the Credit Obligations, then such Lender may claim compensation from the Company under Section 3.5.5. Whenever Taxes must be withheld by the Company with respect to any payments of the Credit Obligations, the Company shall promptly furnish to the Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld. If the Company fails to pay any such Taxes when due or fails to remit to the Agent for the account of the applicable Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Company shall indemnify the affected Lender for any incremental Taxes and interest or penalties that may become payable by such Lender as a result of any such failure. In the event any Lender receives a refund of any Taxes for which it has received payment from the Company under this
      Section 3.5.2, such Lender shall promptly pay the amount of such refund to the Company, together with any interest thereon actually earned by such Lender.

           3.5.3. Capital Adequacy. If any Lender shall determine that compliance by such Lender with any Legal Requirement regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on the capital of such Lender and its Affiliates as a consequence of such Lender's commitment to make the extensions of credit contemplated hereby, or such Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration the policies of such Lender and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Lender and its Affiliates was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then such Lender may claim compensation from the Company under Section 3.5.5.

           3.5.4. Regulatory Changes. If any Lender shall determine that (a) any change in any Legal Requirement (including any new Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan or the return to be earned by such Lender on the Loan, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Loan, or (iii) require such Lender or any Affiliate of such

      Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document (other than Taxes or income or franchise taxes), and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate, then such Lender may claim compensation from the Company under Section 3.5.5.

           3.5.5. Compensation Claims. Within 15 days after the receipt by the Company of a certificate from any Lender setting forth why it is claiming compensation under this Section 3.5 and computations (in reasonable detail) of the amount thereof, the Company shall pay to such Lender such additional amounts as such Lender sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of this Section 3.5, together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the Overdue Reimbursement Rate. The determination by such Lender of the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

           3.5.6. Mitigation. Each Lender shall take such commercially reasonable steps as it may determine are not disadvantageous to it, including changing lending offices to the extent feasible, in order to reduce amounts otherwise payable by the Company to such Lender pursuant to Sections 3.2.4 and 3.5 or to make Eurodollar Pricing Options available under Sections 3.2.1 and 3.2.5. In addition, the Company shall not be responsible for costs (a) under Section 3.5 arising more than 90 days prior to receipt by the Company of the certificate from the affected Lender pursuant to such Section 3.5 or (b) under Section 3.2.4 arising from the termination of Eurodollar Pricing Options more than 90 days prior to the demand by the Agent for payment under Section 3.2.4.

      3.6. Computations of Interest and Fees. For purposes of this Agreement, interest (and any other amount expressed as interest) shall be computed on the basis of a 360-day year for actual days elapsed. If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall, except as otherwise provided in the Eurodollar Interest Period, be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate.

4.    Payment.

      4.1. Payment at Maturity. On the Final Maturity Date or any accelerated maturity of the Loan, the Company will pay to the Agent for the account of the Lenders an amount equal to the Loan then due, together with all accrued and unpaid interest and fees with respect thereto and all other Credit Obligations then outstanding.

      4.2. Required Prepayments.

           4.2.1. Contingent Required Prepayments. If the Revolving Loan at any time exceeds the Maximum Amount of Revolving Credit, the Company shall within one Banking Day repay the amount of such excess to the Agent for the account of the Lenders. If the Revolving Loan at any time exceeds the Borrowing Base, the Company shall within 15 days either (a) repay the amount of such excess to the Agent for the account of the Lenders or (b) increase the Borrowing Base to eliminate such excess.

           4.2.2. Scheduled Prepayments. On the last Banking Day of each of the third, sixth, ninth, twelfth, fifteenth, eighteenth, twenty-first, twenty-fourth, and twenty-seventh months ending after the Conversion Date, the Company shall pay to the Agent for the account of the Lenders the lesser of (a) 10% of the Term Loan on the Conversion Date, or (b) the amount of the Term Loan then outstanding.

      4.3. Voluntary Prepayments.  In addition to the prepayments required by
Section 4.2, the Company may from time to time prepay all or any portion of the Loan (in a minimum amount of $500,000 and an integral multiple of $100,000, or such lesser amount as is then outstanding), without premium or penalty of any type except as provided in Section 3.2.4 with respect to the early termination of Eurodollar Pricing Options and Section 3.4 with respect to the prepayment fee. The Company shall give the Agent at least one Banking Day prior notice of its intention to prepay, specifying the date of payment, the total amount of the Loan to be paid on such date and the amount of interest to be paid with such prepayment.

      4.4. Reborrowing; Application of Payments, etc.

           4.4.1. Reborrowing. The amounts of the Revolving Loan prepaid pursuant to Section 4.3 may be reborrowed from time to time prior to the Conversion Date in accordance with Section 2.1, subject to the limits set forth therein. No portion of the Term Loan prepaid hereunder may be reborrowed.

           4.4.2. Order of Application. Prepayments of the Term Loan made pursuant to Section 4.3 shall be applied first to the principal amount of the Term Note which is due on the Final Maturity Date and then to the installments required to be made on the Term Loan pursuant to Section
      4.2.2 in the inverse order of the maturity thereof so that no partial prepayment of the Term Loan shall affect the obligation of the Company to make the prepayments required by Section 4.2.2. Any prepayment of the Loan shall be applied first to the portion of the Loan not then subject to Eurodollar Pricing Options, then the balance of any such prepayment shall be applied to the portion of the Loan then subject to Eurodollar Pricing Options, in the chronological order of the respective maturities thereof (or as the Company may otherwise specify in writing), together with
                                     -26-
      any payments required by Section 3.2.4.

           4.4.3. Payment with Accrued Interest, etc. Upon all prepayments of the Term Loan, the Company shall pay to the Agent the principal amount to be prepaid, together with unpaid interest in respect thereof accrued to the date of prepayment. Notice of prepayment having been given in accordance with Section 4.3, and whether or not notice is given of prepayments pursuant to Section 4.2, the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

           4.4.4. Charging Accounts. The Agent may charge the accounts of the Company (other than Collection Accounts), on the dates when the amounts thereof become due and payable, with the amounts of principal of and interest on the Loan, commitment fees, prepayment fees and all other fees and amounts owing under any Credit Document.

           4.4.5. Payments for Lenders. All payments of principal hereunder shall be made to the Agent for the account of the Lenders in accordance with the Lenders' respective Percentage Interests.

5.    Conditions to Extending Credit.

      5.1. Conditions on Initial Closing Date. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date, of the conditions set forth in this Section 5.1 as well as the further conditions in Section 5.2. If the conditions set forth in this Section 5.1 are not met on or prior to the Initial Closing Date, the Lenders shall have no obligation to make any extensions of credit hereunder.

           5.1.1. Revolving Notes. The Company shall have duly executed and delivered to the Agent a Revolving Note for each Lender.

           5.1.2. Payment of Fees. The Company shall have paid to the Agent the fees required by the separate fee letter dated on or prior to the Initial Closing Date between the Company and the Agent (the "Fee Letter").

           5.1.3. Legal Opinions. On the Initial Closing Date, the Lenders shall have received from the following counsel their respective opinions with respect to the transactions contemplated by the Credit Documents, which opinions shall be in form and substance satisfactory to the Required Lenders:

           (a) Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., special counsel for the Company.

           (b)   Ropes & Gray, special counsel for the Agent.

           The Company authorizes and directs its counsel to furnish the foregoing opinions.

           5.1.4. Security Agreement. The Company shall have duly authorized, executed and delivered to the Agent a Security Agreement in substantially the form of Exhibit 5.1.4 (the "Security Agreement").

           5.1.5. Perfection of Security. The Company shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements and other instruments as the Agent may have requested in order to perfect the Liens purported or required pursuant to the Credit Documents to be created in the Credit Security and shall have paid all filing or recording fees or taxes required to be paid in connection therewith, including any recording, mortgage, documentary, transfer or intangible taxes.

           5.1.6. Stockholder Guarantee. The Guarantor shall have duly authorized, executed and delivered to the Agent a Guarantee in substantially the form of Exhibit 5.1.6 (the "Stockholder Guarantee").

           5.1.7. Repayment of Demand Loan. Contemporaneously with the initial advance hereunder, the Company shall have paid in full all principal, interest and other accrued and outstanding amounts under the Demand Loan. All Liens securing amounts owing under the Demand Loan shall have been released or assigned to the Agent, and the Demand Loan shall have become terminated and of no further force or effect.

           5.1.8. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

           5.1.9. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and the Agent shall have received copies of all documents, including certified copies of the Charter and By-Laws of the Company and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

      5.2. Conditions to Each Extension of Credit. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

           5.2.1. Officer's Certificate. The representations and warranties contained in Section 7 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Closing
      Date prior to or immediately after giving effect to the requested extension of credit; no Material Adverse Change shall have occurred since August 31, 1995; and the Company shall have furnished to the Agent in connection with the requested extension of credit a certificate to these effects, in substantially the form of Exhibit 5.2.1, signed by a Financial Officer.

           5.2.2. Legality, etc. The making of the requested extension of credit shall not (a) subject any Lender to any penalty or special tax (other than a Tax for which the Company is required to reimburse the Lenders under Section 3.5), (b) be prohibited by any Legal Requirement or
      (c) violate any credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance therewith is in the best interests of such Lender.

6. General Covenants. The Company covenants that, until all of the Credit Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, the Company and its Subsidiaries will comply with the following provisions:

      6.1. Taxes and Other Charges; Accounts Payable.

           6.1.1. Taxes and Other Charges. Each of the Company and its Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Company and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

           6.1.2. Accounts Payable. Each of the Company and its Subsidiaries shall promptly pay when due, or in conformity with customary trade terms, all accounts payable incident to the operations of such Person not referred to in Section 6.1.1; provided, however, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

      6.2. Conduct of Business, etc.

           6.2.1. Types of Business. The Company and its Subsidiaries shall engage only in the business of (a) originating, servicing, pooling and selling home improvement and home equity loans and (b) other activities related thereto.

           6.2.2. Statutory Compliance. Each of the Company and its Subsidiaries shall comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where (a) compliance therewith shall at the time be contested in good faith by appropriate proceedings or (b) failure so to comply with the provisions being contested has not resulted, or does not create a material risk of resulting, in the aggregate in any Material Adverse Change.

           6.2.3. Compliance with Material Agreements. Each of the Company and its Subsidiaries shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document). Without the prior written consent of the Required Lenders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders.

      6.3. Insurance.

           6.3.1. Liability Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

      6.4. Financial Statements and Reports. Each of the Company and its Subsidiaries shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with generally accepted accounting practice. The fiscal year of the Company and its Subsidiaries shall end on August 31 in each year and the fiscal quarters of the Company and its Subsidiaries shall end on February 28 (or 29), May 31, August 31 and November 30 in each year.

           6.4.1. Annual Reports. The Company shall furnish to the Lenders as soon as available, and in any event within 120 days after the end of each fiscal year, the Consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, the Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal year (all in reasonable detail) together with comparative figures for the immediately preceding fiscal year, all accompanied by:

           (a) Reports of Deloitte & Touche LLP (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing reasonably satisfactory to the Required Lenders), containing no material qualification, to the effect that they have audited the foregoing financial statements in accordance with generally accepted auditing standards and that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

           (b) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Company and its Subsidiaries no facts have come to their attention that cause them to believe that any Default exists and in particular that they have no knowledge of any Default under Sections 6.5 through 6.14 or, if such is not the case, specifying such Default and the nature thereof. This statement is furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such Default except as it relates to accounting or auditing matters within the scope of their audit.

           (c) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

           (d) Computations by the Company demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants, certified by a Financial Officer.

           (e) Supplements to Exhibits 7.1 and 7.3 and Exhibit 2.3 to the Security Agreement showing any changes in the information set forth in such exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Obligors from those previously certified to the Agent.

           (f) In the event of a change in GAAP after August 31, 1995, computations by the Company, certified by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Section 6 and related definitions.

           6.4.2. Monthly Reports. The Company shall furnish to the Lenders as soon as available and, in any event, within 60 days after the end of each February, May, August, and November, and within 45 days after the end of each other month, the internally prepared Consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the Consolidated statement of income of the Company and its Subsidiaries for such month (all in reasonable detail), all accompanied by a certificate of the Company signed by a Financial Officer to the effect that such financial statements were prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

           6.4.3. Monthly Borrowing Base. The Company shall furnish to the Lenders as soon as available and, in any event, within 25 days after the end of each month, (a) a certificate of a Financial Officer supplying computations of the Borrowing Base at the beginning of such month and certifying that such computations were based on the monthly reports prepared in accordance with GAAP, (b) a Constant Prepayment Rate Report, and (c) a Three-month Excess Spread Summary.

           6.4.4.   Other Reports.  The Company shall promptly furnish to the
      Lenders:

           (a) Any management letters furnished to the Guarantor or any of its Subsidiaries by the Guarantor's auditors.

           (b) All budgets, projections, statements of operations and other reports furnished generally to the shareholders of the Company or the Guarantor.

           (c) Such registration statements, proxy statements and reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Company or any of its Subsidiaries or by the Guarantor with the Securities and Exchange Commission.

           (d) Any 90-day letter or 30-day letter from the federal Internal Revenue Service (or the equivalent notice received from state or other taxing authorities) asserting tax deficiencies against the Guarantor or any of its Subsidiaries.

           6.4.5. Notice of Litigation, Defaults, etc. The Company shall promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Guarantor or the Company and its Subsidiaries of more than $500,000 or (b) which results, or creates a material risk of resulting, in a Material Adverse Change. Promptly upon acquiring knowledge thereof, the Company shall notify the Lenders of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking or proposes to take with respect thereto.

           6.4.6. Other Information. From time to time at reasonable intervals upon request of any authorized officer of any Lender, each of the Company and its Subsidiaries shall furnish to the Lenders such other information regarding the business, assets, financial condition, income or prospects of the Company and its Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Company or its Subsidiaries is party. The Lenders' authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Company and its Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document.

      6.5. Certain Financial Tests.

           6.5.1. Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall at all times equal the sum of (a) $12,500,000 plus (b) the amount by which Consolidated Net Worth has been increased after August 31, 1995 as a result of capital contributions, the issuance of capital stock or partnership interests of the Company or any of its Subsidiaries, the issuance of warrants, options or other rights to acquire such capital stock or partnership interests plus (c) 50% of Consolidated Net Income (if positive) for the period beginning on May 1, 1996 and ending with the most recently completed month.

           6.5.2. Consolidated Net Income. On the last day of each month, Consolidated Net Income for the period of six consecutive months then ending shall exceed $500,000.

           6.5.3. Net Excess Spread to Consolidated Pro Forma Debt Service. On the last day of each month on or after the Conversion Date, the quotient of dividing (a)

      400% of the aggregate Net Excess Spread (disregarding for this calculation clause (b)(3) of the definition of that term) for the period of three consecutive months then ending, by (b) Consolidated Pro Forma Debt Service for the 12-month period beginning immediately after such date, shall exceed 1.25.

      6.6. Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain liable with respect to any Indebtedness (or become contractually committed do so), except the following:

           6.6.1.   Indebtedness in respect of the Credit Obligations.

           6.6.2.   Guarantees permitted by Section 6.7.

           6.6.3. Current liabilities, other than Financing Debt, incurred in the ordinary course of business.

           6.6.4. To the extent that payment thereof shall not at the time be required by Section 6.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

           6.6.5. Indebtedness secured by Liens of carriers, warehouses, mechanics and landlords permitted by Sections 6.8.5 and 6.8.6.

           6.6.6. Indebtedness in respect of judgments or awards (a) which have been in force for less than the applicable appeal period or (b) in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (a) and (b), the Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

           6.6.7. To the extent permitted by Section 6.8.9, Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 6.6.7 at any one time outstanding shall not exceed $2,000,000.

           6.6.8. Indebtedness in respect of deferred taxes arising in the ordinary course of business.

           6.6.9. Indebtedness in respect of inter-company loans and advances among (a) the Company and its Subsidiaries which are not prohibited by
      Section 6.9 and (b) the Company and the Guarantor or Preferred Equities Corporation.

           6.6.10. Indebtedness outstanding on the date hereof or Indebtedness created by drawing down commitments to provide credit existing on the date hereof, as described in Exhibit 7.3 and (except with respect to the Demand Note, which shall be terminated on the Initial Closing Date) all renewals and extensions thereof not in excess of the amount thereof outstanding (or, in the case of commitments, committed) immediately prior to such renewal or extension.

           6.6.11. In the event that (a) at any time after August 31, 1996 the Company requests in good faith in writing an increase in the Maximum Amount of Revolving Credit and the Lenders decline to grant such request, and (b) the Loan is less than 30% of Excess Servicing Rights for the most recent month for which financial statements have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2 and
      (c) the Loan is less than 450% of Net Excess Spread for the most recent period of three consecutive months for which financial statements have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2, and (d) the test stated in Section 6.5.3 is satisfied on the last day of the month immediately preceding the month in which the Company proposes to incur additional indebtedness, the Company may incur Indebtedness in an amount not exceeding a customary borrowing base composed of Excess Servicing Rights that are not pledged as part of the Credit Security, in which event the Revolving Loan shall convert to the Term Loan.

           6.6.12. Indebtedness (other than Financing Debt) in addition to the foregoing; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $500,000.

      6.7. Guarantees; Letters of Credit. Neither the Company nor any of its Subsidiaries shall become or remain liable with respect to any Guarantee, including reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties (or become contractually committed do to so), except the following:

           6.7.1.   Guarantees of the Credit Obligations.

           6.7.2. Guarantees by the Company of Indebtedness and other obligations incurred by its Subsidiaries and permitted by Section 6.6.

      6.8. Liens. Neither the Company nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so), except the following:

           6.8.1. Liens on the Credit Security that secure the Credit Obligations or that were created under the agreements governing the sale of the loans underlying the Credit Security.

           6.8.2. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 6.1.

           6.8.3. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance maintained in accordance with Section 6.3, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases, (d) to secure statutory obligations or surety or appeal bonds, (e) to secure indemnity, performance or other similar bonds in the ordinary course of business or (f) in connection with contested amounts to the extent that payment thereof shall not at that time be required by Section 6.1.

           6.8.4. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 6.6.6 but only to the extent that such Liens are junior to the Liens on the Credit Security granted to secure the Credit Obligations.

           6.8.5. Liens of carriers, warehouses, mechanics and similar Liens, in each case (a) in existence less than 90 days from the date of creation thereof or (b) being contested in good faith by the Company or any Subsidiary in appropriate proceedings (so long as the Company or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

           6.8.6. Encumbrances in the nature of (a) zoning restrictions, (b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of the Company or any Subsidiary.

           6.8.7. Restrictions under federal and state securities laws on the transfer of securities.

           6.8.8. Liens on Excess Servicing Rights that are not pledged as part of the Credit Security to secure Indebtedness permitted by Section 6.6.11.

           6.8.9. Liens constituting (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property (other than inventory) existing or created on the date on which such property is acquired, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that (i) each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and
      (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted by this Section 6.8.9 shall not exceed the amount permitted by
      Section 6.6.7.

           6.8.10.   Liens as in effect on the date hereof described in Exhibit
      7.3 and securing Indebtedness permitted by Section 6.6.10.

           6.8.11. Liens existing on property acquired through foreclosure by the Company.

      6.9. Investments and Acquisitions. Neither the Company nor any of its Subsidiaries shall have outstanding, acquire or hold any Investment (including any Investment consisting of the acquisition of any business) (or become contractually committed to do so), except the following:

           6.9.1. Cash Investments of the Company and its Subsidiaries in Persons that have become Wholly Owned Subsidiaries and guarantors of the Credit Obligations after the date hereof; provided, however, that no such Investment shall involve the transfer by the Company of any material assets other than cash.

           6.9.2. Intercompany loans and advances from any Wholly Owned Subsidiary to the Company but in each case only to the extent reasonably necessary for Consolidated tax planning and working capital management;

           6.9.3.   Investments in Cash Equivalents.

           6.9.4.   Guarantees permitted by Section 6.7.

           6.9.5. Investments in the ordinary course of business in home improvement and home equity loans.


      6.10. Distributions. Neither the Company nor any of its Subsidiaries shall make any Distribution (or become contractually committed to do so), except the following:

           6.10.1. Subsidiaries of the Company may make Distributions to the Company or any Wholly Owned Subsidiary of the Company and the Company and the Company may make Investments permitted by Sections 6.9.1 and 6.9.2.

           6.10.2. So long as immediately before and after giving effect thereto no Default exists, the Company may make Distributions to the Guarantor after the Initial Closing Date in a cumulative amount which shall not exceed 50% of Consolidated Net Income (if positive) for the period beginning on May 1, 1996 and ending with the last full month before the date a determination is being made under this Section 6.10.2.

           6.10.3. The Company and its Subsidiaries may enter into transactions with Affiliates permitted by Section 6.14.

           6.10.4. So long as immediately before and after giving effect thereto no Default exists, the Company may make payments to the Guarantor pursuant to intercompany loans and tax sharing agreements.

      6.11. Asset Dispositions and Mergers. Neither the Company nor any of its Subsidiaries shall merge or enter into a consolidation or sell, lease, sell and lease back, sublease or otherwise dispose of any of its assets (or become contractually committed to do so), except the following:

           6.11.1. The Company and any of its Subsidiaries may sell or otherwise dispose of (a) home improvement loans, loan servicing rights and Cash Equivalents in the ordinary course of business, (b) tangible assets to be replaced in the ordinary course of business within 12 months by other tangible assets of equal or greater value and (c) tangible assets that are no longer used or useful in the business of the Company or such Subsidiary in the ordinary course of business.

           6.11.2. Any Wholly Owned Subsidiary of the Company may merge or be liquidated into the Company or any other Wholly Owned Subsidiary of the Company so long as after giving effect to any such merger to which the Company is a party the Company shall be the surviving or resulting Person.

      6.12. Derivative Contracts. Neither the Company nor any of its Subsidiaries shall enter into any Interest Rate Protection Agreement, foreign currency exchange contract or other financial or commodity derivative contracts except to provide hedge protection for an underlying economic transaction in the ordinary course of business.

      6.13. Negative Pledge Clauses. Neither the Company nor any of its Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any collateral for such obligation if collateral is granted for another obligation, except the following:

           6.13.1.   This Agreement and the other Credit Documents.

           6.13.2.   Covenants in documents creating Liens permitted by Section
      6.8 prohibiting further Liens on the assets encumbered thereby.

      6.14. Transactions with Affiliates. Neither the Company nor any of its Affiliates (except for the Company and its Subsidiaries) on a basis less favorable to the Company and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate.

     6.15. Accounts to be Maintained with Bank of Boston. The Company shall maintain its core bank account and, to the extent it has authority to do so, Collection Accounts, with Bank of Boston.

     6.16. Transfer of Funds from Collection Accounts. The Company shall transfer funds to which it is entitled (including, without limitation, funds representing mortgage servicing fees owed to the Company, that are in Collection Accounts from such Collection Accounts to its core bank account as promptly as possible, and in any event at least once each month.

7. Representations and Warranties. In order to induce the Lenders to extend credit to the Company hereunder, each of the Company and such of its Subsidiaries as are party hereto from time to time jointly and severally represents and warrants as follows:

     7.1.  Organization and Business.

           7.1.1. The Company. The Company is a duly organized and validly existing corporation, in good standing under the laws of Delaware, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) grant the Agent for the benefit of the Lenders the security interests in the Credit Security owned by it to secure the Credit Obligations and (c) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Company have been previously delivered to the Agent and are correct and complete. Exhibit 7.1, as from time to time hereafter supplemented in accordance with Section 6.4.1(e), sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the jurisdiction of incorporation of the Company, (ii) the address of the Company's principal executive office and chief place of business, (iii) each name, including any trade name, under which the Company conducts its business and (iv) the jurisdictions in which the Company keeps tangible personal property.

           7.1.2. Subsidiaries. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obligations, (c) grant the Agent for the benefit of the Lenders the security interest in the Credit Security owned by such Subsidiary to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of each Subsidiary of the Company have been previously delivered to the Agent and are correct and complete. Exhibit 7.1, as from time to time hereafter supplemented in accordance with Section 6.4.1(e), sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the name and jurisdiction of organization of each Subsidiary of the Company, (ii) the address of the chief executive office and principal place of business of each such Subsidiary, (iii) each name under which each such Subsidiary conducts its business, (iv) each jurisdiction in which each such Subsidiary keeps tangible personal property, and (v) the number of authorized and issued shares and ownership of each such Subsidiary.

           7.1.3. The Guarantor. The Guarantor is a duly organized and validly existing corporation, in good standing under the laws of New York, with all power and authority, corporate or otherwise, necessary to
      (a) enter into and perform each Credit Document to which it is party, and
      (b) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Guarantor have been previously delivered to the Agent and are correct and complete. Exhibit 7.1 sets forth (i) the jurisdiction of incorporation of the Guarantor, (ii) the address of the Guarantor's principal executive office and chief place of business, (iii) each name, including any trade name, under which the Guarantor conducts its business and (iv) the jurisdictions in which the Guarantor keeps tangible personal property.

           7.1.4. Qualification. Each of the Guarantor and its Subsidiaries is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or create a material risk of resulting, in any Material Adverse Change.

      7.2. Financial Statements and Other Information; Material Agreements.

           7.2.1. Financial Statements and Other Information. The Company has previously furnished to the Lenders copies of the following:

           (a) The audited balance sheets of the Company as at August 31 in each of 1995, 1994 (as restated) and 1993 and the audited statements of income and the audited Consolidated statements of changes in shareholders' equity and of cash flows of the Company for the fiscal years of the Company then ended.

           (b) The unaudited balance sheet of the Company as at April 30, 1996 and the unaudited statements of income, of changes in shareholders' equity and of cash flows of the Company for the portion of the fiscal year then ended.

           (c) The Guarantor's report on 10-K for its fiscal year ended August 31, 1995, as filed with the Securities and Exchange Commission.

           (d) Calculations demonstrating pro forma compliance with the Computation Covenants as of the end of the most recent quarter preceding the date hereof.

           The audited financial statements (including the notes thereto) referred to in clause (a) above were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company at the respective dates thereof and the results of its operations for the periods covered thereby. The unaudited financial statements referred to in clause (b) above were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations for the periods covered thereby, subject to normal year-end audit adjustment and the addition of footnotes in the case of interim financial statements. The Company does not have any known contingent liability material to the Company which is not reflected in the balance sheets referred to in clauses (a) or (b) above (or delivered pursuant to Sections 6.4.1 or 6.4.2) or in the notes thereto.

           The Form 10-K referred to in clause (c) above contained all information required to be contained therein and otherwise complied in all material respects with the Exchange Act and the rules and regulations thereunder. Such Form 10-K did not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

           7.2.2. Material Agreements. The Company has previously furnished to the Lenders correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements, each as in effect on the date hereof, listed in Exhibit 7.2.2 (the "Material Agreements").

      7.3. Agreements Relating to Financing Debt, Investments, etc. Exhibit 7.3, as from time to time hereafter supplemented in accordance with Section 6.4.1, sets forth (a) the amounts (as of the dates indicated in Exhibit 7.3, as so supplemented) of all Financing Debt of the Company and its Subsidiaries and all agreements which relate to such Financing Debt, (b) all Liens and Guarantees with respect to such Financing Debt, (c) all agreements which directly or indirectly require the Company or any Subsidiary to sell any loans or loan servicing rights and (d) all agreements which require the Company or any of its Subsidiaries to provide loan servicing. The Company has furnished the Lenders with correct and complete copies of any agreements described in clauses (a) through (d) above requested by the Required Lenders.

      7.4. Changes in Condition. Since August 31, 1995 no Material Adverse Change has occurred.

      7.5. Title to Assets. The Company and its Subsidiaries have good and marketable title to all assets necessary for or used in the operations of their business as now conducted by them and reflected in the most recent balance sheet referred to in Section 7.2.1 (or the balance sheet most recently furnished to the Lenders pursuant to Sections 6.4.1 or 6.4.2), and to all assets acquired subsequent to the date of such balance sheet, subject to no Liens except for Liens permitted by Section 6.8 and except for assets disposed of as permitted by Section 6.11. The Guarantor has good and marketable title to all assets necessary for or used in the operations of its business as now conducted by it.

      7.6. Operations in Conformity With Law, etc. The operations of the Guarantor and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is the Guarantor or its Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change. The Guarantor has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Guarantor or its Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default.

      7.7. Litigation. Except as disclosed in the Guarantor's most recent Form 10-K or set forth in Exhibit 7.7, no litigation, at law or in equity, or any formal proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Company, threatened which involves any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Guarantor or any of its Subsidiaries or any other Obligor which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

      7.8. Authorization and Enforceability. Each of the Company and each other Obligor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. No consent of stockholders of the Company or the Guarantor is necessary in order to authorize the execution, delivery or performance of any Credit Document to which the Company or the Guarantor is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms.

      7.9. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

           (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company, any of its Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or By-laws of the Company, any of its Subsidiaries or any other Obligor;

           (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company, any of its Subsidiaries or any other Obligor;

           (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of the Company, any of its Subsidiaries or any other Obligor; or

           (d) any redemption, retirement or other repurchase obligation of the Company, any of its Subsidiaries or any other Obligor under any Charter, By-law, agreement, instrument, deed or lease.

Except as provided in Exhibit 7.9, no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security (other than filings necessary to perfect the Agent's security interest in the Credit Security).

      7.10. Defaults. Neither the Guarantor nor any of its Subsidiaries is in default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document.

Neither the Guarantor nor any of its Subsidiaries is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound in each case so as to result, or create a material risk of resulting, in any Material Adverse Change. Neither the Guarantor nor any of its Subsidiaries has violated any law, judgment, decree or governmental order, rule or regulation, in each case so as to result, or create a material risk of resulting, in any Material Adverse Change.

      7.11. Tax Returns. Each of the Guarantor and its Subsidiaries has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it, other than taxes and assessments being contested by the Guarantor and its Subsidiaries in good faith by appropriate proceedings and for which adequate reserves have been taken in accordance with GAAP. Neither the Guarantor nor any of its Subsidiaries knows of any material additional assessments or any basis therefor. The Guarantor reasonably believes that the charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes or other governmental charges are adequate.

      7.12. Certain Business Representations.

           7.12.1. Antitrust. Each of the Company and its Subsidiaries is in compliance in all material respects with all federal and state antitrust laws relating to its business and the geographic concentration of its business.

           7.12.2. Consumer Protection. Neither the Company nor any of its Subsidiaries is in violation of any rule, regulation, order, or interpretation of any rule, regulation or order of the Federal Trade Commission (including truth-in-lending), with which the failure to comply, in the aggregate, has resulted, or creates a material risk of resulting, in a Material Adverse Change.

      7.13. Pension Plans. Each Plan is in material compliance with the applicable provisions of ERISA and the Code. No Plan constitutes a "defined benefit plan" (as defined in ERISA).

      7.14. Government Regulation; Margin Stock.

           7.14.1. Government Regulation. Neither the Company nor any of its Subsidiaries, nor any Person controlling the Company or any of its Subsidiaries or under common control with the Company or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act, the Interstate Commerce Act or any statute or regulation which regulates the incurring by the Company or any of its Subsidiaries of Financing Debt as contemplated by this Agreement and the other Credit Documents.

           7.14.2. Margin Stock. Neither the Company nor any of its Subsidiaries owns any Margin Stock.

      7.15. Disclosure. Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of the Guarantor or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

8.    Defaults.

      8.1. Events of Default. The following events are referred to as "Events of Default":

           8.1.1. Payment. The Company shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three Banking Days, or
      (b) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

           8.1.2. Specified Covenants. The Company or any of its Subsidiaries shall fail to perform or observe any of the provisions of
      Section 6.4.5 or Sections 6.5 through 6.14.

           8.1.3. Other Covenants. The Company, any of its Subsidiaries or any other Obligor shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Required Lenders within 30 days after the earlier of (a) notice thereof by the Agent to the Company or (b) a Financial Officer shall have actual knowledge thereof.

           8.1.4. Representations and Warranties. Any representation or warranty of or with respect to the Company, any of its Subsidiaries or any other Obligor made to the Lenders or the Agent in, pursuant to or in connection with this Agreement or any other Credit Document shall be materially false on the date as of which it was made.

           8.1.5.   Cross Default, etc.

           (a) The Company or any of its Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt (other than the Credit Obligations) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $500,000;

           (b) the Company or any of its Subsidiaries shall fail to perform or observe the terms of any agreement or instrument relating to such Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure shall permit the acceleration of such Financing Debt;

           (c) all or any part of such Financing Debt of the Company or any of its Subsidiaries shall be accelerated or shall become due or payable prior to its stated maturity (except with respect to voluntary prepayments thereof) for any reason whatsoever;

           (d) any Lien on any property of the Company or any of its Subsidiaries securing any such Financing Debt shall be enforced by the obligee under such Financing Debt by foreclosure or similar action; or

           (e) any holder of any such Financing Debt shall exercise any right of rescission with respect to the issuance thereof or put or repurchase rights against any Obligor with respect to such Financing Debt (other than any such rights that may be satisfied with "payment in kind" notes or other similar securities).

           8.1.6.   Ownership; Liquidation; etc.  Except as permitted by
      Section 6.11:

           (a) The Guarantor shall cease to own, beneficially and of record, at least two thirds of the voting stock and total equity capital of the Company or Preferred Equities Corporation; or

           (b) any Person, together with "affiliates" and "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, or any "group" including such Person under sections 13(d) and 14(d) of the Exchange Act, shall acquire after the date hereof beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act of 50% or more of either the voting stock or total equity capital of the Guarantor; or

           (c) the Company or the Guarantor shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

           8.1.7. Enforceability, etc. Any Credit Document shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or any party to any Credit Document shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

           8.1.8. Judgments. A final judgment (a) which, with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $500,000 in excess of applicable insurance coverage shall be rendered against the Company or any of its Subsidiaries, or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Change and in either case if, (i) within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

           8.1.9. FHA Insurance. The Company shall cease to have a contract of insurance issued by the Federal Housing Administration under the National Housing Act of 1934 with respect to loans eligible to be insured under Title I of such Act.

           8.1.10. Bankruptcy, etc. The Company, any of its Subsidiaries or any other Obligor shall:

           (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

           (b) (i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

           (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

           (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

           (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

           8.1.11.   Change in Management.  Any three of Jerome Cohen, Herbert

      Hirsch, Robert Nederlander and Don Mayerson shall fail to possess the power to direct or cause the direction of the management and policies of the Company, through stock ownership or otherwise.

      8.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur, then in each and every such case:

           8.2.1. Terminate Obligation to Extend Credit. The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Company.

           8.2.2. Specific Performance; Exercise of Rights. The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

           8.2.3. Acceleration. The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) by notice in writing to the Company declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.

           8.2.4. Enforcement of Payment; Credit Security; Setoff. The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) proceed to enforce payment of the Credit Obligations in such manner as it may elect, and to realize upon any and all rights in the Credit Security. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

           8.2.5. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

      8.3. Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents until the Required Lenders or the Agent (with the consent of the Required Lenders) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lenders or the Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

      8.4. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Company and the other Obligors waives:

           (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

           (b) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document;

           (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

           (d) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement, the Notes or any other Credit Document or with respect to the Credit Obligations.

9.   Expenses; Indemnity.

     9.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay:

           (a) all reasonable expenses of the Agent (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the counsel to the Agent) in connection with the preparation and duplication of this Agreement and each other Credit Document, the transactions contemplated hereby and thereby and amendments, waivers, consents and other operations hereunder and thereunder;

           (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit

      Document, any Credit Security or the incurrence of the Credit Obligations; and

           (c) all other reasonable expenses incurred by the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Lenders on a salaried basis) and expenses.

      9.2. General Indemnity. The Company shall indemnify the Lenders and the Agent and hold them harmless from any liability, loss or damage resulting from the violation by the Company of Section 2.3. In addition, the Company shall indemnify each Lender, the Agent, each of the Lenders' or the Agent's directors, officers and employees, and each Person, if any, who controls any Lender or the Agent (each Lender, the Agent and each of such directors, officers, employees and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Subsidiaries or their Affiliates, (b) any litigation or investigation involving the Company, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to the Credit Security in accordance with the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply to litigation commenced by the Company against the Lenders or the Agent which seeks enforcement of any of the rights of the Company hereunder or under any other Credit Document and is determined adversely to the Lenders or the Agent in a final nonappealable judgment or to the extent such claims, damages, liabilities and expenses result from a Lender's or the Agent's gross negligence or willful misconduct.

10. Operations; Agent. In the event that Bank of Boston is no longer the sole Lender, the Company and Bank of Boston shall amend this Agreement to add Bank of Boston's standard and customary operations, agency and other multi-lender provisions.

11. Successors and Assigns; Lender Assignments and Participations. Any reference in this Agreement or any other Credit Document to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company, the other Obligors, the Agent or the Lenders that are contained in this Agreement or any other Credit Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Company and its Subsidiaries may not assign their rights or obligations under this Agreement or any other Credit Document except for mergers or liquidations permitted by
Section 6.11, and (b) the Lenders shall be not entitled

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

to assign their respective Percentage Interests in the credits extended hereunder or their Commitments except in accordance with Section 11.1.

      11.1. Assignments by Lenders.

            11.1.1. Assignees and Assignment Procedures. Each Lender may (a) without the consent of the Agent or the Company if the proposed assignee is already a Lender hereunder or a Wholly Owned Subsidiary of the same corporate parent of which the assigning Lender is a Subsidiary, or (b) otherwise with the consents of the Agent and (so long as no Event of Default exists) the Company (which consents will not be unreasonably withheld), in compliance with applicable laws in connection with such assignment, assign to one or more commercial banks or other financial institutions (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion of its Commitment, the portion of the Loan at the time owing to it and the Notes held by it; provided, however, that:

                  (i) the aggregate amount of the Commitment of the assigning Lender subject to each such assignment to any Assignee other than another Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be not less than $3,000,000 and in increments of $1,000,000; and

                  (ii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 11.1.1, together with the Note subject to such assignment and a processing and recordation fee of $3,000 payable to the Agent by the assigning Lender or the Assignee.

      Upon acceptance and recording pursuant to Section 11.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Banking Days after the execution thereof unless waived by the Agent):

             (A) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

             (B) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2.4, 3.5 and 9, as well as to any fees accrued for its account hereunder and not yet paid).

           11.1.2. Terms of Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Lender and Assignee shall be deemed to confirm to and agree with each other and the other
      parties   hereto as follows:

           (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

           (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or the performance or observance by the Company or any of its Subsidiaries of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

           (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.2 or Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

           (d) such Assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

           (e) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

           (f) such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

           11.1.3. Register. The Agent shall maintain at the Boston Office a register (the "Register") for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under

      Section 11.1.1, (b) the Percentage Interest of each such Lender as set forth in Exhibit 10.1 and (c) the amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

           11.1.4. Acceptance of Assignment and Assumption. Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee together with the Note subject to such assignment, and the processing and recordation fee referred to in Section 11.1.1, the Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Company. Within five Banking Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Loan, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Loan retained by it. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, and shall be dated the date of the surrendered Note which it replaces.

           11.1.5. Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 11, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

           11.1.6. Further Assurances. The Company and its Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

      11.2. Credit Participants. Each Lender may, without the consent of the Company or the Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks or other financial institutions (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loan owing to it and the Note held by it); provided, however, that:

           (a) such Lender's obligations under this Agreement shall remain unchanged;

           (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

           (c) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.2.4, 3.5 and 9, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

           (d) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right as one of the Lenders to vote with respect to the enforcement of the obligations of the Company relating to the Loan and Letter of Credit Exposure and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers that reduce the amount of the Loan or the rate of interest thereon, extend the stated time of payment of the Loan, increase the Commitments or release a substantial portion of the Credit Security).

Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

12. Confidentiality. Each Lender will make no disclosure of confidential information furnished to it by the Company or any of its Subsidiaries unless such information shall have become public, except:

           (a) in connection with operations under or the enforcement of this Agreement or any other Credit Document to Persons who have a reasonable need to be furnished such confidential information and who agree to comply with the restrictions contained in this Section 12 with respect to such information;

           (b) pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

           (c) to any parent or corporate Affiliate of such Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person shall agree to comply with the restrictions set forth in this Section 12 with respect to such information;

           (d) to its independent counsel, auditors and other professional advisors with

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

      an instruction to such Person to keep such information confidential; and

           (e)   with the prior written consent of the Company, to any other
      Person.

13. Notices. Except as otherwise specified in this Agreement or any other Credit Document, any notice required to be given pursuant to this Agreement or any other Credit Document shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement or any other Credit Document shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

      If to the Company or any of its Subsidiaries, to it at its address set forth in Exhibit 7.1 (as supplemented pursuant to Section 6.4.1), to the attention of the President, with a copy to the Guarantor, to it at 1125 Northeast 125th Street, North Miami, Florida 33161, to the attention of Jerome
J. Cohen.

      If to any Lender or the Agent, to it at its address set forth on the signature pages of this Agreement, with a copy to the Agent.

14. Course of Dealing; Amendments and Waivers. No course of dealing between any Lender or the Agent, on one hand, and the Company or any other Obligor, on the other hand, shall operate as a waiver of any of the Lenders' or the Agent's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. Each of the Company and the Guarantors acknowledges that if the Lenders or the Agent, without being required to do so by this Agreement or any other Credit Document, give any notice or information to, or obtain any consent from, the Company or any other Obligor, the Lenders and the Agent shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any Lender or the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Agent or the Required Lenders.

15. No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in

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

financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

16. Defeasance. When all Credit Obligations have been paid, performed and reasonably determined by the Lenders to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Company hereunder or under any other Credit Document, this Agreement and the other Credit Documents shall terminate and, at the Company's written request, accompanied by such certificates and other items as the Agent shall reasonably deem necessary, the Credit Security shall revert to the Obligors and the right, title and interest of the Lenders therein shall terminate. Thereupon, on the Obligor's demand and at their cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement and the other Credit Documents, and shall redeliver to the Obligors any Credit Security then in its possession; provided, however, that Sections 3.2.4, 3.5, 9, 12, 17 and 18 shall survive the termination of this Agreement.

17.   Venue; Service of Process.  Each of the Company and the other Obligors:

           (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof.

           (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Company and the other Obligors consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 14 is reasonably calculated to give actual notice.

18. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY, THE OTHER OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS

THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT, THE COMPANY OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Company and the other Obligors acknowledges that it has been informed by the Agent that the provisions of this Section 18 constitute a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 18 with its counsel. Any Lender, the Agent, the Company or any other Obligor may file an original counterpart or a copy of this Section 18 with any court as written evidence of the consent of the Company, the other Obligors, the Agent and the Lenders to the waiver of their rights to trial by jury.

19. General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof.
The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents (including any related fee agreements with the Agent or the Lenders) constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                               MEGO MORTGAGE CORPORATION


                               By  /s/
                                  -------------------------------------
                                   Title:


                               THE FIRST NATIONAL BANK OF BOSTON


                               By  /s/
                                  -------------------------------------
                                   Title:

                               The First National Bank of Boston
                                   Diversified Finance Division
                                   100 Federal Street
                                   Boston, Massachusetts 02110
                                   Telecopy: (617) 434-4929
                                   Telex:  940581